EXHIBIT 32.2
        CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, David Joe, Chief Financial Officer of Evolution Petroleum Corporation (the "Company"), certifies in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-K for the year ended June 30, 2018 (the "Report") pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
IN WITNESS WHEREOF, the undersigned has executed this certification as of the 10th day of September 2018.

/s/ DAVID JOE David Joe Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Evolution Petroleum Corporation and will be retained by Evolution Petroleum Corporation and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certificate is being furnished to the Securities and Exchange Commission as an exhibit to this Form 10-K and shall not be considered filed as part of the Form 10-K.